                                                                    EXHIBIT H(a)




                                    AGREEMENT

                                       for

                          STOCK TRANSFER AGENT SERVICES

                                     between

                  13A COMMERCIAL MORTGAGE SECURITIES FUND, INC.

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS



Section 1.        Appointment of Agent............................................................................1

Section 2.        Standard Services...............................................................................2

Section 3.        Fees and Expenses...............................................................................2

Section 4.        Representations and Warranties of the Bank......................................................4

Section 5.        Representations and Warranties of the Company...................................................4

Section 6.        Indemnification.................................................................................5

Section 7.        Standard of Care................................................................................6

Section 8.        Responsibilities of the Bank....................................................................6

Section 9.        Covenants of the Company and the Bank...........................................................7

Section 10.       Data Access and Proprietary Information.........................................................8

Section 11.       Termination of Agreement........................................................................9

Section 12.       Assignment......................................................................................9

Section 13.       Subcontractors.................................................................................10

Section 14.       Notices........................................................................................10

Section 15.       Successors.....................................................................................10

Section 16.       Amendment......................................................................................10

Section 17.       Severability...................................................................................11

Section 18.       Governing Law..................................................................................11

Section 19.       Force Majeure..................................................................................11

Section 20.       Consequential Damages..........................................................................11


Section 21.       Descriptive Headings...........................................................................11

Section 22.       Third Party Beneficiaries......................................................................11

Section 23.       Survival.......................................................................................11

Section 24.       Merger of Agreement............................................................................12

Section 25.       Counterparts...................................................................................12

              TRANSFER AGENCY AND STOCK TRANSFER SERVICES AGREEMENT

         This Transfer Agency and Stock Transfer Services Agreement (the "Agreement"), dated as of September 15, 1997 is between 13A Commercial Mortgage Securities Fund, Inc. a Maryland corporation (the "Company") and State Street Bank and Trust Company, a national banking association (the "Bank").

         WHEREAS, the Board of Directors of the Company has approved and authorized the appointment of the Bank as transfer agent and registrar and exchange agent.

         WHEREAS, the Bank desires to accept such appointment and perform the services related to such appointment;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.        APPOINTMENT OF AGENT

         1.01 The Company hereby appoints the Bank to act as sole transfer agent and registrar for the common stock of the Company (the "Shares") in accordance with the terms and conditions hereof, and the Bank hereby accepts such appointment.

         1.02 In connection with the appointment of the Bank as transfer agent and registrar for the Company, the Company will file the following documents with the Bank:

                  (a) Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission;

                  (b) Specimens of the signatures of the officers of the Company authorized to sign stock certificates and individuals authorized to sign written instructions and requests; and

                  (c) An opinion of counsel for the Company with respect to:

                           (i) The Company's organization and existence under the laws of its state of organization;

                           (ii) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

SECTION 2.        STANDARD SERVICES

         2.01 The Bank will perform the following services:

         In accordance with the procedures established from time to time by agreement between the Company and the Bank, the Bank shall:

                  (a) issue and record the appropriate number of Shares as authorized and hold such shares in the appropriate shareholder ("Shareholder") account;

                  (b) effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

                  (c) prepare and transmit payments for dividends and distributions declared by the Company, provided good funds for said dividends or distributions are received by the Bank prior to the scheduled mailing date for said dividends or distributions;

                  (d) act as agent for Shareholders pursuant to the dividend reinvestment plan, and other investment programs as amended from time to time in accordance with the terms of the agreements relating thereto to which the Bank is or will be a party; and

         2.02 The Bank shall perform all the customary services of a transfer agent, dividend disbursing agent, agent of dividend reinvestment plan, and other investment programs as described in Section 2.01 consistent with those requirements in effect as of the date of this Agreement. The detailed services and definition, frequency, limitations and associated costs (if any) are set out in the attached fee and service schedule ("Fee and Service Schedule").

         2.03 The Bank may provide such additional services to or on behalf of the Company (e.g., escheatment services) as may be agreed upon in writing between the Company and the Bank.

SECTION 3.        FEES AND EXPENSES

         3.01     Fees.

         The Company agrees to pay the Bank fees for the services performed pursuant to this Agreement as set forth in the Fee and Service Schedule attached hereto. Such fees, and the out-of-pocket expenses and advances identified under
Section 3.02 below, may be changed from time to time by written agreement between the Bank and the Company.

         3.02     OUT OF POCKET EXPENSES.

         (a) In addition to the fees paid under Section 3.01 above, the Company agrees to reimburse the Bank for out-of-pocket expenses, including, but not limited to, check stock, stationery, envelopes, confirmation production, postage, forms, insurance, telephone usage, facsimile charges, microfilm, microfiche, printing of proxies, expenses incurred attending annual meeting, records storage or advances incurred by the Bank for the items set out in the Fee and Service Schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Company will be reimbursed by the Company.

         (b) All out-of-pocket expenses described in Section 3.02(a) above, will be billed as incurred subject to Section 3.03(b), provided, however, that payment for postage expenses in excess of $5,000 must be received by the Bank in collected funds by 12:00 p.m. Eastern time on the scheduled mailing date.

         (c) The Bank reserves the right to receive compensation from vendors for services rendered to vendors which relate to services to be provided under this Agreement, to the extent such services rendered reduce the overall costs of the services.

         3.03     PAYMENT OF FEES AND EXPENSES.

         (a) The Company agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice. Interest charges will accrue on unpaid balances outstanding for more than forty-five (45) days.

         (b) The Bank hereby reserves the right, in its sole discretion, to require payment of its fees and expenses in advance.

         3.04     SERVICES REQUIRED BY LEGISLATION.

         Services required by legislation or regulatory mandate that become effective after the effective date of this Agreement shall not be part of the standard services, and shall be billed by appraisal.

         3.05     OVERTIME CHARGES.

         Overtime charges will be assessed in the event of a late delivery to the Bank of Company material for mailings to shareholders unless the mail date is rescheduled. Such material includes, but is not limited to, proxy statements, quarterly and annual reports, dividend enclosures and news releases.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE BANK

         The Bank represents and warrants to the Company that:

         4.01 It is a national banking association duly organized and existing and in good standing under the laws of the United States of America;

         4.02 It is duly qualified to carry on its business in The Commonwealth of Massachusetts;

         4.03 It is empowered under applicable laws and by its Articles of Association and By-Laws to enter into and perform this Agreement;

         4.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

         4.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Bank that:

         5.01 It is a corporation duly organized and existing and in good standing under the laws of Maryland;

         5.02 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

         5.03 All corporate proceedings required by said Articles of Incorporation, By-Laws and applicable law have been taken to authorize it to enter into and perform this Agreement; and

         5.04 It is a closed-end non-diversified investment company registered under the Investment Company Act of 1940, as amended.

         5.05 To the extent required by federal securities laws, a registration statement under the Securities Act of 1933, as amended (the "1933 Act") has been filed and is currently effective, or will be effective prior to the sale of any Shares, and will remain so effective, and all appropriate state securities law filings have been made with respect to all the Shares of the Company being offered for sale except for any Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act and state securities laws; information to the contrary will result in immediate notification to the Bank.

SECTION 6.        INDEMNIFICATION

         6.01 The Bank shall not be responsible for, and the Company shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees and expenses, payments, expenses and liability arising out of or attributable to:

                           (a) All actions of the Bank or its agents or
                  subcontractors required to be taken pursuant to this Agreement, provided such actions are taken in good faith and without negligence or willful misconduct;

                           (b) The Company's lack of good faith, negligence or
                  willful misconduct or the breach of any representation or warranty of the Company hereunder;

                           (c) The reliance or use by the Bank or its agents or
                  subcontractors of information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Company, and (ii) have been prepared and/or maintained by the Company or any other person or firm on behalf of the Company. Such other person or firm shall include any former transfer agent or former registrar, or co-transfer agent or co-registrar or any current registrar where the Bank is not the current registrar;

                           (d) The reliance on, or the carrying out by the Bank
                  or its agents or subcontractors of any instructions or requests of the Company's representatives; and

                           (e) The offer or sale of Shares in violation of any
                  federal or state securities laws or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares in such state

                           (f) The negotiations and processing of checks made
                  payable to prospective or existing Shareholders which are tendered to the Bank for the purchase of Shares (commonly known as "third party checks").


         6.02 At any time the Bank may apply to any officer of the Company for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or similar means authorized by the Company, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of officers of the Company, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

         6.03 In order that the indemnification provisions contained in this
Section 6 shall apply, upon the assertion of a claim for which the Company may be required to indemnify the Bank, the Bank shall promptly notify the Company of such assertion, and shall keep the Company advised with respect to all developments concerning such claim. The Company shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the Company may be required to indemnify it except with the Company's prior written consent.

SECTION 7.        STANDARD OF CARE

         The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable time limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith or willful misconduct or that of its employees.

SECTION 8.        RESPONSIBILITIES OF THE BANK

         The Bank undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

         8.01 Whenever in the performance of its duties hereunder the Bank shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Bank. Such certificate shall be full authorization to the Bank for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         8.02 The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Bank for the carrying out or performing by the Bank of the provisions of this Agreement.

         8.03 The Bank, any of its affiliates or subsidiaries, and any stockholder, director, officer or employee of the Bank may buy, sell or deal in the securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not appointed as agent under this Agreement. Nothing herein shall preclude the Bank from acting in any other capacity for the Company or for any other legal entity.

         8.04 No provision of this Agreement shall require the Bank to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

SECTION 9.        COVENANTS OF THE COMPANY AND THE BANK

         9.01 The Company shall furnish to the Bank the following:

                  (a) A copy of the Articles of Incorporation and By-Laws of the Company;

                  (b) Copies of all material amendments to its Articles of Incorporation or Bylaws made after the date of this Agreement, promptly after such amendments are made; and

                  (c) A certificate of the Company as to the Shares authorized, issued and outstanding, as well as a description of all reserves of unissued Shares relating to the exercise of options, warrants or a conversion of debentures or otherwise.

         9.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Company for the safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any, and for the preparation, use, and recordkeeping of such certificates, forms and devices.

         9.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. The Bank agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Company and will be preserved, maintained and made available in accordance with the requirements of law, and will be surrendered promptly to the Company on and in accordance with its request.

         9.04 The Bank and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         9.05 In the event that any requests or demands are made for the inspection of the Shareholder records of the Company, the Bank will endeavor to notify the Company and to secure instructions from an authorized officer of the Company as to such inspection. The Bank expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

SECTION 10.       DATA ACCESS AND PROPRIETARY INFORMATION

         10.01 The Company acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Company by the Bank as part of the Company's ability to access certain Company related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed Customer Data. The Company agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Company agrees for itself and its employees and agents:

                  (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation;

                  (b) to refrain from copying or duplicating in any way the Proprietary Information;

                  (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Bank in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions;

                  (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

                  (e) that the Company shall have access only to those authorized transactions agreed upon by the parties; and

                  (f) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 10.

         10.02 If the Company notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall make its best effort in a timely manner to correct such failure.

         10.03 If the transactions available to the Company include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Bank shall be entitled to rely on the validity and authenticity of such instructions without undertaking any further inquiry as long as such instructions are undertaken in conformity with security procedures established by the Bank from time to time.

SECTION 11.       TERMINATION OF AGREEMENT

         11.01 Either party may terminate this Agreement after written notice to the other if one party has materially breached its obligation under this Agreement, and the breaching party has failed to cure such material breach within thirty (30) calendar days of receipt of such notice.

         11.02 Should the Company exercise its right to terminate this Agreement for reasons other than a material breach by the Bank as provided in Section
11.01 above, the Company shall pay the Bank for all out-of-pocket expenses associated with the movement of records and material, will cover the coordination of the Bank's termination process and the cost of transferring the Company's records to a successor Transfer Agent or to the Company, as directed by the Company, and the Bank will perform its services in assisting with the transfer of records in a diligent and professional manner.

         11.03 This Agreement may be terminated by either party upon ninety (90) days written notice to the other.

SECTION 12.       ASSIGNMENT

         12.01 Except as provided in Section 12.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         12.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         12.03 The Bank may, without further consent on the part of the Company,
(i) subcontract for the performance hereof with Boston EquiServe Limited Partnership, a Delaware limited partnership which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended, or (ii) subcontract with other subcontractors for telephone and mailing services as may be required from time to time; provided, however, that the Bank shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

SECTION 13.       SUBCONTRACTORS

         Nothing herein shall impose any duty upon the Bank in connection with or make the Bank liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, the U.S. mails and telecommunication companies, provided, if the Bank selected such company, the Bank shall have exercised due care in selecting the same.

SECTION 14.       NOTICES

         Any notice or communication by the Bank or the Company to the other is duly given if in writing and delivered in person or mailed by first class mail, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                           If to the Company:

                           13A Commercial Mortgage Securities Fund
                           c/o Jones Lang Wootton Realty Advisors
                  5        335 Madison Avenue
                           New York, NY  10017

                           If to the Bank:

                           State Street Bank and Trust Company
                           c/o Boston EquiServe Limited Partnership
                           150 Royall Street
                           Canton, MA  02021
                           Telecopy No.:  (617) 575-2549
                           Attn:  President

         The Bank and the Company may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

SECTION 15.       SUCCESSORS

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Bank shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 16.       AMENDMENT

         This Agreement may be amended or modified by a written amendment executed by both parties hereto and authorized or approved by a resolution of the Board of Directors of the Company.

SECTION 17.       SEVERABILITY

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 18.       GOVERNING LAW

         This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

SECTION 19.       FORCE MAJEURE

         In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

SECTION 20.       CONSEQUENTIAL DAMAGES

         Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or any consequential damages arising out of any act or failure to act hereunder.

SECTION 21.       DESCRIPTIVE HEADINGS

         Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 22.       THIRD PARTY BENEFICIARIES

         The provisions of this Agreement are intended to benefit only the Bank and the Company and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

SECTION 23.       SURVIVAL

         All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

SECTION 24.       MERGER OF AGREEMENT

         This agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

SECTION 25.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the parties thereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

                  13A COMMERCIAL MORTGAGE SECURITIES FUND, INC.

                  By: /s/ Joanne Vitale
                      -----------------------------------
                  Name: Joanne Vitale
                        ---------------------------------
                  Title: Secretary
                         --------------------------------


                  STATE STREET BANK AND TRUST COMPANY


                  By:
                      ------------------------------------
                  Name:
                        ----------------------------------
                  Title: Vice President
                         ---------------------------------

                       STATE STREET BANK AND TRUST COMPANY

                      TRANSFER AGENT and REGISTRAR SERVICES
                          CLOSED-END FUND FEE SCHEDULE
                                       for
                  13A COMMERCIAL MORTGAGE SECURITIES FUND, INC.


ONE-TIME SET UP AND CONVERSION FEES

$2,500. set-up charge, includes conversion of shareholder records and coordination with investment advisor and prior agents, and management of issuance of shares.

ONGOING TRANSFER AGENT FEES

$7.00 per shareholder account per annum. Minimum annual fee of $15,000 (billable at $1,250.00 per month). Includes the issuance and registration of the first 1,500 credit certificates in a calendar year. Excess credits beyond 1,500 to be billed at $1.25 each within a calendar year.

For each dividend reinvestment per participant                         $.75
For each optional cash infusion                                        $.75

ACCOUNT MAINTENANCE SERVICES

        Establishing new accounts

        Preparation and mailing of W-9 solicitation to new accounts without T.I.N.'s

        Address changes

        Processing T.I.N. changes

        Processing routine and non-routine transfers of ownership

        Issuance of credit certificates (see limits)

        Posting debit and credit transactions

        Providing a daily transfer journal of ownership changes

        Responding to written shareholder communications

        Responding to shareholder telephone inquiries; toll-free number

        Placing and releasing stop transfers

        Replacing lost certificates

        Registration of credit certificates (see limits)

DIVIDEND DISBURSEMENT SERVICES

        Generate and mail four dividend checks per annum with one enclosure

        Replace lost dividend checks

        Processing of backup withholding and remittance

        Processing of non-resident alien withholding and remittance

        Preparation and filing of Federal Tax Forms 1099 and 1042

        Preparation and filing of State Tax information as directed

DIVIDEND REINVESTMENT SERVICES PROVIDED

        Processing optional cash investments and acknowledging same

        The reinvestment of dividend proceeds for participants

        Participant withdrawal or sell requests

        Preparation, mailing and filing of Federal Tax Form 1099B for sales

        Preparation and mailing of quarterly reinvestment statements

ANNUAL MEETING SERVICES

        Coordination of mailing of proxies, proxy statement, annual report and business reply envelope (all out-of-pocket expenses, including printing of proxy cards, postage, and envelope costs will be billed as incurred)

        Providing one set of labels of banks, brokers and nominees for broker search

        Providing an Annual Meeting Record Date list

        Tabulation of returned proxies

        Daily reporting of tabulation results

        Interface support during solicitation effort

        Providing one Inspector of Election at Annual Meeting (out-of-pocket travel expenses billed at cost as incurred)

        Providing an Annual Meeting Final Voted list

ADDRESSING AND MAILING SERVICES

        Preparation for the mailing of three (3) quarterly reports

        Addressing and mailing dividend reinvestment brochures to new shareholders on a monthly basis, or as agreed

INFORMATIONAL SERVICES PROVIDED

        One complete statistical report per calendar year

        - Shareholders by state
        - Shareholders by classification code
        - Shareholders by share grouping

TERMS OF FEE AGREEMENT

         "This agreement shall be self renewing, and providing that service mix and volumes remain constant, the final year's fees listed under the Fees for Standard Services section shall be increased by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor. Fees will be increased on this basis on each successive anniversary thereafter."

MISCELLANEOUS

        All out-of-pocket expenses such as postage, stationery, etc. will be billed as incurred.

ADDITIONAL SERVICES

        Services over and above this Fee Schedule will be invoiced in accordance with our current Schedule of Services or priced by appraisal.